Exhibit 99.13
CONSENT OF ROBIN TRAYWICK WILLIAMS
Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, Robin Traywick Williams, hereby consent to be named as a prospective director of Community Bankers Acquisition Corp. (“Community Bankers”) in the Registration Statement on Form S-4 of Community Bankers, dated February 26, 2008, and any subsequent amendments thereto, and to the filing of this consent as an exhibit to the Registration Statement.

Signature:	/s/ Robin Traywick Williams

Name:	Robin Traywick Williams
Dated: February 22, 2008